UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) June 23, 2004

Commission File Number 000-20997

SRI/SURGICAL EXPRESS, INC.

(Exact Name of Registrant as specified in its Charter)

Florida	59-3252632
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

12425 Racetrack Road

Tampa, Florida 33626

(Address of Principal Executive Offices)

(813) 891-9550

(Registrant’s Telephone Number, Including Area Code)

Item 4. Changes in Registrant’s Certifying Accountant

On June 23, 2004, the Audit Committee of the Board of Directors of SRI/Surgical Express, Inc. (“the Company”), elected to retain Grant Thornton LLP (“Grant Thornton”), as the Company’s independent certified public accountants, effective immediately. Grant Thornton replaces Ernst & Young LLP (“Ernst & Young”) which previously served as the Company’s independent certified public accountant since April 1999. The decision to dismiss Ernst & Young and retain Grant Thornton was approved by the Board of Directors of the Company.

The reports of Ernst & Young on the financial statements of the Company for the past two fiscal years did not contain adverse opinions or disclaimers of opinion, nor were they qualified as to uncertainty or audit scope. The reports of Ernst & Young for the past two fiscal years were modified for the Company’s change in method of accounting for derivative instruments effective January 1, 2001 and change in method of accounting for goodwill effective January 1, 2002.

In connection with the audits of the Company’s financial statements for each of the two most recent fiscal years ended December 31, 2003, and in the subsequent interim period, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in their report. The Company provided Ernst & Young with a copy of this Report and has requested Ernst & Young to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Ernst & Young agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of the letter from Ernst & Young, dated June 24, 2004, is filed as Exhibit 1 to this Form 8-K. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years ending December 31, 2003, and through June 24, 2004, the Company has not consulted with Grant Thornton with regard to (i) any matter concerning the application of accounting principles to any specified transactions, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement (as defined in Item 304 (a) (1)(iv) of Regulation S-K) or reportable event (as defined Item 304 (a) (1)(v) of Regulation S-K).

Item 7. Financial Statements and Exhibits

1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated June 24, 2004.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

SRI/SURGICAL EXPRESS, INC.
(Registrant)

Dated: June 28, 2004	By:	/s/ Charles L. Pope
Charles L. Pope
Chief Financial Officer